Exhibit 10.12

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT #5 to the

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

This Amendment #5 to the Amended and Restated Collaboration and License Agreement (“Amendment #5”), effective May 25, 2018 (the “Amendment #5 Effective Date”), is by and between Pioneer Hi-Bred International, Inc., with headquarters at 7100 NW 62nd Avenue, PO Box 1014, Johnston, Iowa 50131-1014, USA (“Pioneer”), and Caribou Biosciences, Inc., located at 2929 7th St., Suite 105, Berkeley, California 94710 (“Caribou Bio”) (Caribou Bio and Pioneer, each individually a “Party,” and together the “Parties”).

WHEREAS, the Parties have a signed an Amended and Restated Collaboration and License Agreement dated July 13, 2015 (which, as of July 13, 2015, [***] as amended by Amendment #1 to the Amended and Restated Collaboration and License Agreement, dated January 21, 2016; Amendment #2 to the Amended and Restated Collaboration and License Agreement, dated July 18, 2016; Amendment #3 to the Amended and Restated Collaboration and License Agreement, dated March 13, 2017; and Amendment #4 to the Amended and Restated Collaboration and License Agreement, dated June 26, 2017 (collectively, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement to provide updates to certain Appendices of the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment #5, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	All capitalized terms not defined in this Amendment #5 shall have the meanings set forth in the Agreement.

2.

Appendix D-2 (Updated Caribou Bio Background IP as of the Amendment #5 Effective Date), Appendix E-2 (Updated DuPont Pioneer Background IP as of the Amendment #5 Effective Date), and Appendix H-1 (Updated Program IP as of the Amendment #5 Effective Date), all attached hereto, are appended to the Agreement.

3.	Appendix I attached hereto sets forth the Caribou Bio Additional IP, as defined in Section 6.7 of the Agreement.

4.	Except as explicitly set forth in this Amendment #5, no other terms of the Agreement are amended and all other such terms of the Agreement shall remain in full force and effect.

5.

This Amendment #5 may be executed in any number of counterparts, including facsimile or scanned PDF documents. Each such counterpart, facsimile or scanned PDF document shall be deemed an original instrument, and all of which, together, shall constitute one and the same executed Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment #5 to the Amended and Restated Collaboration and License Agreement to be executed by their respective authorized representatives.

Pioneer Hi-Bred International, Inc.		Caribou Biosciences, Inc.

By:	/s/ Anne Pitts	By:	/s/ Rachel E. Haurwitz
Name:	Anne Pitts	Name:	Rachel E. Haurwitz
Title:	Licensing Manager	Title:	President and CEO

Date:	May 30, 2018	Date:	June 3, 2018

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